Exhibit 99.1

HighPeak Energy, Inc. Announces Third Quarter 2026 Financial and Operating Results and Guidance Update

Fort Worth, Texas, November 9, 2026 (GLOBE NEWSWIRE) - HighPeak Energy, Inc. (“HighPeak” or the “Company”) (NASDAQ: HPK) today announced financial and operating results for the quarter ended September 30, 2026, and updated guidance for the full year 2026.

A statement from our President and CEO, Michael Hollis:

The third quarter was an important one for HighPeak. Operationally, the team continued to execute at a high level, delivering production above expectations and improving efficiency. Financially, we generated meaningful free cash flow, reduced debt, and took a major step toward strengthening our balance sheet with the comprehensive refinancing transaction we recently announced. As drilling efficiencies continue to improve, rather than releasing a rig, we plan to keep activity steady and reinvest those efficiency gains into additional high-return opportunities, resulting in a modest increase in capital investment while maintaining financial discipline.

Over the past two years, we have remained focused on a clear set of priorities: practicing capital discipline, driving corporate efficiencies, strengthening our capital structure, and ensuring every decision we make is guided by the goal of creating long-term shareholder value. With the announcement of our pending refinance, which dramatically improves our capital structure, we can confidently say that we have made meaningful progress on all these objectives. While we are proud of what we have accomplished, we view these achievements not as a finish line, but as a foundation for continued success. We remain committed to these principles and to delivering sustainable value for all our stakeholders, including our employees, royalty owners, vendors, community partners, and shareholders. We believe this new and improved HighPeak enhances our ability to execute our strategy, capitalize on opportunities and build a stronger company for the future.

Recent Events

On October 6, 2026, HighPeak announced a transformational comprehensive refinancing through a strategic $450 million preferred equity investment and a new $800 million credit facility. The Company will pay off its existing $1.2 billion term loan upon closing the refinancing transaction which is expected to close later this month.

The Company provided the following updates to its 2026 Outlook:

●	Increased average daily production range to:	44,500 – 45,500 Boe/d
●	Reduced lease operating expenses range to:	$8.00 – $8.25 per Boe
●	Increased total capital expenditures range to:	$310 - $320 MM

Third Quarter 2026 Operational Update

HighPeak’s sales volumes averaged 44.2 MBoe/d during the third quarter of 2026 consisting of approximately 67% crude oil and 84% liquids.

The Company drilled 9 gross (8.6 net) company operated horizontal wells, completed 5 gross (4.8 net) company operated horizontal wells and turned-in-line 13 gross (12.8 net) company operated producing wells. On September 30, 2026, the Company had 18 gross (13.3 net) horizontal wells in progress, including 16 gross (11.4 net) horizontal wells in various stages of completion.

Third Quarter 2026 Financial Results

HighPeak reported a net loss of $55.7 million for the third quarter 2026, or ($0.44) per diluted share and adjusted net income1 of $38.5 million, or $0.32 per diluted share. We also reported EBITDAX1 of $163.8 million, or $1.23 per diluted share. Finally, free cash flow1 was $22.4 million and free cash flow before changes in working capital1 was $58.4 million for the quarter. The Company also reduced debt by $30 million.

Third quarter 2026 average realized prices were $86.86 per Bbl of crude oil, $22.20 per Bbl of NGL and $1.42 per Mcf of natural gas, resulting in an overall realized price of $63.18 per Boe, or 73% of the weighted average of NYMEX crude oil prices, excluding the effects of derivatives. Including the effects of derivatives, third quarter 2026 average realized prices were $77.64 per Bbl of crude oil, $22.20 per Bbl of NGL and $2.37 per Mcf of natural gas, resulting in an overall realized price of $57.94 per Boe. HighPeak’s cash costs for the third quarter 2026 were $17.64 per Boe, including lease operating costs of $6.70 per Boe, expense workovers of $1.91 per Boe, gathering, processing and transportation expenses of $4.30 per Boe, production and ad valorem taxes of $3.24 per Boe and G&A expenses of $1.49 per Boe. As a result, the Company’s unhedged EBITDAX per Boe was $45.54 per Boe.

HighPeak’s total capital expenditures, excluding acquisitions, for the third quarter were $71.1 million.

Hedging

Crude oil. As of September 30, 2026, and including derivative instruments entered into subsequent to quarter end, HighPeak had the following outstanding crude oil derivative instruments and the weighted average crude oil prices per barrel (“Bbl”):

Settlement Month			Settlement Year	Type of Contract	Bbls Per Day	Index	Swap Price per Bbl	Costless Collar Floor Price per Bbl	Costless Collar Ceiling Price per Bbl
Crude Oil:
Oct	–	Dec	2026	Costless Collar	10,800	WTI Cushing	$—	$61.67	$68.52
Oct	–	Dec	2026	Swap	9,000	WTI Cushing	$74.01	$—	$—
Oct	–	Dec	2026	Roll Swap	25,000	NYMEX WTI Roll	$4.23	$—	$—
Oct	–	Dec	2026	Basis Swap	23,000	Argus WTI Midland	$1.37	$—	$—
Jan	–	Mar	2027	Costless Collar	8,900	WTI Cushing	$—	$59.78	$65.24
Jan	–	Mar	2027	Swap	5,900	WTI Cushing	$65.61	$—	$—
Jan	–	Mar	2027	Basis Swap	16,000	Argus WTI Midland	$1.11	$—	$—
Apr	–	Jun	2027	Costless Collar	4,000	WTI Cushing	$—	$52.00	$62.85
Apr	–	Jun	2027	Swap	9,470	WTI Cushing	$64.64	$—	$—
Apr	–	Jun	2027	Basis Swap	16,000	Argus WTI Midland	$1.11	$—	$—
Jul	–	Sep	2027	Swap	11,950	WTI Cushing	$64.98	$—	$—
Jul	–	Sep	2027	Basis Swap	16,000	Argus WTI Midland	$1.11	$—	$—
Oct	–	Dec	2027	Swap	11,200	WTI Cushing	$71.86	$—	$—
Oct	–	Dec	2027	Basis Swap	16,000	Argus WTI Midland	$1.11	$—	$—
Jan	–	Mar	2028	Swap	10,000	WTI Cushing	$70.66	$—	$—
Apr	–	May	2028	Swap	1,000	WTI Cushing	$75.94	$—	$—

The Company’s crude oil derivative contracts detailed above are based on reported settlement prices on the New York Mercantile Exchange for West Texas Intermediate (“WTI Cushing”) pricing, the NYMEX WTI Roll or the basis differential between WTI Cushing and Argus WTI Midland pricing which represents a premium to WTI Cushing.

1 Adjusted net income, EBITDAX and free cash flow are non-GAAP financial measures defined and reconciled below.

Natural gas. As of September 30, 2026, the Company had the following outstanding natural gas derivative instruments and the weighted average natural gas prices per MMBtu.

Settlement Month			Settlement Year	Type of Contract	MMBtu Per Day	Index	Price per MMBtu
Natural Gas:
Oct	–	Dec	2026	Swap	35,000	HH	$4.131
Oct	–	Dec	2026	Basis Swap	25,000	WAHA	$(1.455)
Jan	–	Mar	2027	Swap	31,000	HH	$3.801
Jan	–	Mar	2027	Basis Swap	30,000	WAHA	$(1.456)
Apr	–	Jun	2027	Swap	30,000	HH	$3.336
Apr	–	Jun	2027	Basis Swap	30,000	WAHA	$(1.456)
Jul	–	Sep	2027	Swap	30,000	HH	$3.336
Jul	–	Sep	2027	Basis Swap	30,000	WAHA	$(1.456)
Oct	–	Dec	2027	Swap	25,000	HH	$3.413
Oct	–	Dec	2027	Basis Swap	30,000	WAHA	$(1.456)
Jan	–	Mar	2028	Swap	25,000	HH	$3.413

The Company’s natural gas derivative contracts detailed above are based on reported settlement prices on the New York Mercantile Exchange for Henry Hub (“HH”) pricing and the basis differential between Henry Hub and the West Texas WAHA Hub pricing.

Conference Call

HighPeak will host a conference call and webcast on Tuesday, November 10, 2026, at 10:00 a.m. Central Time for investors and analysts to discuss its results for the third quarter of 2026. Conference call participants may register for the call here. Access to the live audio-only webcast and replay of the earnings release conference call may be found here. A live broadcast of the earnings conference call will also be available on the HighPeak Energy website at www.highpeakenergy.com under the “Investors” section of the website. A replay will also be available on the website following the call.

When available, a copy of the Company’s earnings release, investor presentation and Quarterly Report on Form 10-Q may be found on its website at www.highpeakenergy.com.

About HighPeak Energy, Inc.

HighPeak Energy, Inc. is a publicly traded independent crude oil and natural gas company, headquartered in Fort Worth, Texas, focused on the acquisition, development, exploration and exploitation of unconventional crude oil and natural gas reserves in the Midland Basin in West Texas. For more information, please visit our website at www.highpeakenergy.com.

Cautionary Note Regarding Forward-Looking Statements

The information in this press release contains forward-looking statements that involve risks and uncertainties. When used in this document, the words “believes,” “plans,” “expects,” “anticipates,” “forecasts,” “intends,” “continue,” “may,” “will,” “could,” “should,” “future,” “potential,” “estimate” or the negative of such terms and similar expressions as they relate to HighPeak Energy, Inc. (“HighPeak Energy” or the “Company”) are intended to identify forward-looking statements, which are generally not historical in nature. The forward-looking statements are based on the Company's current expectations, assumptions, estimates and projections about the Company and the industry in which the Company operates. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable as and when made, they involve risks and uncertainties that are difficult to predict and, in many cases, beyond the Company's control.

These risks and uncertainties include, among other things, the Company’s ability to realize the results contemplated by its 2026 guidance, volatility of commodity prices, political instability or armed conflicts in crude or natural gas producing regions such as the ongoing war between Russia and Ukraine and conflicts in the Middle East, product supply and demand, the impact of a widespread outbreak of an illness, such as the coronavirus disease pandemic, on global and U.S. economic activity, competition, OPEC+ policy decisions, potential new trade policies, such as tariffs, could adversely affect the Company’s operations, business and profitability, inflationary pressures on costs of oilfield goods, services and personnel, the ability to obtain environmental and other permits and the timing thereof, other government regulation or action, the ability to obtain approvals from third parties and negotiate agreements with third parties on mutually acceptable terms, litigation, the costs and results of drilling and operations, availability of equipment, services, resources and personnel required to perform the Company's drilling and operating activities, access to and availability of transportation, processing, fractionation, refining and storage facilities, HighPeak Energy's ability to replace reserves, implement its business plans or complete its development activities as scheduled, access to and cost of capital, the financial strength of counterparties to any credit facility and derivative contracts entered into by HighPeak Energy, if any, and purchasers of HighPeak Energy's oil, natural gas liquids and natural gas production, uncertainties about estimates of reserves, identification of drilling locations and the ability to add proved reserves in the future, the assumptions underlying forecasts, including forecasts of production, expenses, cash flow from sales of oil and gas and tax rates, quality of technical data, environmental and weather risks, including the possible impacts of climate change, cybersecurity risks and acts of war or terrorism. These and other risks are described in the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K and other filings with the SEC. The Company undertakes no duty to publicly update these statements except as required by law.

Reserve engineering is a process of estimating underground accumulations of hydrocarbons that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. Reserves estimates included herein may not be indicative of the level of reserves or PV-10 value of oil and natural gas production in the future. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions could impact HighPeak’s strategy and change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil and natural gas that are ultimately recovered.

Use of Projections

The financial, operational, industry and market projections, estimates and targets in this press release and in the Company’s guidance (including production, operating expenses and capital expenditures in future periods) are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond the Company’s control. The assumptions and estimates underlying the projected, expected or target results are inherently uncertain and are subject to a wide variety of significant business, economic, regulatory and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the financial, operational, industry and market projections, estimates and targets, including assumptions, risks and uncertainties described in “Cautionary Note Regarding Forward-Looking Statements” above. These projections are speculative by their nature and, accordingly, are subject to significant risk of not being actually realized by the Company. Projected results of the Company for 2026 are particularly speculative and subject to change. Actual results may vary materially from the current projections, including for reasons beyond the Company’s control. The projections are based on current expectations and available information as of the date of this release. The Company undertakes no duty to publicly update these projections except as required by law.

Drilling Locations

The Company has estimated its drilling locations based on well spacing assumptions and upon the evaluation of its drilling results and those of other operators in its area, combined with its interpretation of available geologic and engineering data. The drilling locations actually drilled on the Company’s properties will depend on the availability of capital, regulatory approvals, commodity prices, costs, actual drilling results and other factors. Any drilling activities conducted on these identified locations may not be successful and may not result in additional proved reserves. Further, to the extent the drilling locations are associated with acreage that expires, the Company would lose its right to develop the related locations.

Comprehensive Refinancing

The announced preferred equity investment, new credit facility and the related refinancing of the existing agreements governing our indebtedness may not be completed on the terms currently contemplated or at all, and failure to complete them could adversely affect our liquidity and financial condition.

HighPeak Energy, Inc.

Unaudited Condensed Consolidated Balance Sheet Data

(In thousands)

	September 30, 2026	December 31, 2025
Current assets:
Cash and cash equivalents	$117,417	$162,075
Accounts receivable	109,617	55,546
Derivative instruments	14,826	29,574
Inventory	4,148	7,648
Prepaid expenses	3,005	5,054
Total current assets	249,013	259,897
Crude oil and natural gas properties, using the successful efforts method of accounting:
Proved properties	4,731,363	4,477,368
Unproved properties	51,501	59,285
Accumulated depletion, depreciation and amortization	(1,933,671)	(1,606,217)
Total crude oil and natural gas properties, net	2,849,193	2,930,436
Other property and equipment, net	3,240	3,012
Derivative instruments	1,652	4,197
Other noncurrent assets	14,900	16,172
Total assets	$3,117,998	$3,213,714

Current liabilities:
Current portion of long-term debt	$120,000	$60,000
Derivative instruments	92,841	380
Accounts payable – trade	40,994	84,313
Revenues and royalties payable	29,282	30,665
Accrued capital expenditures	22,551	30,921
Other accrued liabilities	19,229	20,927
Derivative settlements payable	15,626	—
Advances from joint interest owners	1,993	2,205
Operating leases	552	845
Total current liabilities	343,068	230,256
Noncurrent liabilities:
Long-term debt, net	1,040,276	1,132,807
Deferred income taxes	213,009	239,636
Asset retirement obligations	17,061	15,944
Derivative instruments	8,205	360
Operating leases	53	142

Stockholders’ equity
Common stock	13	13
Additional paid-in capital	1,164,615	1,162,007
Retained earnings	331,698	432,549
Total stockholders’ equity	1,496,326	1,594,569
Total liabilities and stockholders’ equity	$3,117,998	$3,213,714

HighPeak Energy, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Operating revenues:
Crude oil sales	$235,758	$190,773	$695,274	$633,920
NGL and natural gas sales	21,062	17,964	49,850	63,600
Total operating revenues	256,820	208,737	745,124	697,520
Operating costs and expenses:
Crude oil and natural gas production	35,020	33,312	97,185	102,600
Gathering, processing and transportation	17,460	19,875	52,427	50,810
Production and ad valorem taxes	13,153	10,016	38,307	37,559
Exploration and abandonments	10,958	2,278	16,144	3,651
Depletion, depreciation and amortization	101,235	100,636	327,678	311,187
Accretion of discount	307	285	904	785
General and administrative	6,058	9,329	18,807	21,345
Stock-based compensation	875	177	2,608	442
Total operating costs and expenses	185,066	175,908	554,060	528,379
Other expense	37	222	3,087	2,711
Income from operations	71,717	32,607	187,977	166,430
Interest and other income	1,190	1,165	3,171	2,336
Interest expense	(36,484)	(37,150)	(107,500)	(110,550)
(Loss) gain on derivative instruments, net	(107,525)	6,913	(211,126)	25,432
Loss on extinguishment of debt	—	(25,437)	—	(25,437)
Income (loss) before income taxes	(71,102)	(21,902)	(127,478)	58,211
Provision for income taxes	(15,424)	(3,567)	(26,627)	14,035
Net income (loss)	$(55,678)	$(18,335)	$(100,851)	$44,176
Earnings per share:
Basic net income (loss)	$(0.44)	$(0.15)	$(0.80)	$0.32
Diluted net income (loss)	$(0.44)	$(0.15)	$(0.80)	$0.32

Weighted average shares outstanding:
Basic	125,330	124,807	125,290	124,807
Diluted	125,330	124,807	125,290	125,587

Dividends declared per share	$—	$0.04	$—	$0.12

HighPeak Energy, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Nine Months Ended September 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(100,851)	$44,176
Adjustments to reconcile net (loss) income to net cash provided by operations:
Provision for deferred income taxes	(26,627)	14,071
Loss on extinguishment of debt	—	25,437
Loss (gains) on derivative instruments	211,126	(25,432)
Cash (paid) received on settlement of derivative instruments	(93,527)	7,988
Amortization of debt issuance costs	3,618	5,215
Amortization of discounts on long-term debt	—	5,714
Stock-based compensation expense	2,608	442
Accretion expense	904	785
Depletion, depreciation and amortization	327,678	311,187
Exploration and abandonment expense	15,371	2,874
Changes in operating assets and liabilities:
Accounts receivable	(54,072)	30,686
Prepaid expenses, inventory and other assets	5,534	3,334
Accounts payable, accrued liabilities and other current liabilities	(1,626)	(7,973)
Net cash provided by operating activities	290,136	418,504
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to crude oil and natural gas properties	(257,569)	(394,395)
Changes in working capital associated with crude oil and natural gas property additions	(36,824)	(28,473)
Acquisitions of crude oil and natural gas properties	(3,801)	(4,475)
Proceeds from sales of properties	18	570
Other property additions	(469)	(31)
Net cash used in investing activities	(298,645)	(426,804)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments under Term Loan Credit Agreement	(30,000)	(60,000)
Debt issuance costs	(6,149)	(7,700)
Borrowings under Term Loan Credit Agreement	—	180,000
Borrowings under Senior Credit Facility Agreement	—	30,000
Repayments under Senior Credit Facility Agreement	—	(30,000)
Dividends paid	—	(15,545)
Premium on extinguishment of debt	—	(4,750)
Cash paid for tax withholding on vested equity awards	—	(3,849)
Dividend equivalents paid	—	(1,593)
Proceeds received from exercise of warrants	—	1
Net cash used in financing activities	(36,149)	86,564
Net (decrease) increase in cash and cash equivalents	(44,658)	78,264
Cash and cash equivalents, beginning of period	162,075	86,649
Cash and cash equivalents, end of period	$117,417	$164,913

HighPeak Energy, Inc.

 Unaudited Summary Operating Highlights

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Average Daily Sales Volumes:
Crude oil (Bbls)	29,502	31,594	29,755	34,552
NGLs (Bbls)	7,586	8,279	7,807	7,824
Natural gas (Mcf)	42,554	47,795	44,786	44,862
Total (Boe)	44,181	47,839	45,027	49,853

Average Realized Prices (excluding effects of derivatives):
Crude oil per Bbl	$86.86	$65.63	$85.59	$67.20
NGL per Bbl	$22.20	$17.40	$21.34	$20.55
Natural gas per Mcf	$1.42	$1.07	$0.36	$1.61
Total per Boe	$63.18	$47.43	$60.62	$51.25

Margin Data ($ per Boe):
Average price	$63.18	$47.43	$60.62	$51.25
Lease operating expenses	(6.70)	(6.57)	(6.55)	(6.58)
Expense workovers	(1.91)	(1.00)	(1.35)	(0.96)
Gathering, processing and transportation expenses	(4.30)	(4.52)	(4.27)	(3.73)
Production and ad valorem taxes	(3.24)	(2.28)	(3.12)	(2.76)
General & administrative expenses	(1.49)	(2.12)	(1.53)	(1.57)
	$45.54	$30.94	$43.80	$35.65

HighPeak Energy, Inc.

 Unaudited Earnings Per Share Details

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net (loss) income as reported	$(55,678)	$(18,335)	$(100,851)	$44,176
Participating basic earnings	—	(531)	—	(4,129)
Basic (loss) earnings attributable to common shareholders	(55,678)	(18,866)	(100,851)	40,047
Reallocation of participating earnings	—	—	—	14
Diluted net (loss) income attributable to common shareholders	$(55,678)	$(18,866)	$(100,851)	$40,061

Basic weighted average shares outstanding	125,330	124,807	125,290	124,807
Dilutive warrants and unvested stock options	—	—	—	—
Dilutive unvested restricted stock	—	—	—	780
Diluted weighted average shares outstanding	125,330	124,807	125,290	125,587

Net (loss) income per share attributable to common shareholders:
Basic	$(0.44)	$(0.15)	$(0.80)	$0.32
Diluted	$(0.44)	$(0.15)	$(0.80)	$0.32

HighPeak Energy, Inc.

Unaudited Reconciliation of Net Income to EBITDAX, Discretionary Cash Flow and Net Cash Provided by Operations

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net (loss) income	$(55,678)	$(18,335)	$(100,851)	$44,176
Interest expense	36,484	37,150	107,500	110,550
Interest and other income	(1,190)	(1,165)	(3,171)	(2,336)
Provision for income taxes	(15,424)	(3,567)	(26,627)	14,035
Depletion, depreciation and amortization	101,235	100,636	327,678	311,187
Accretion of discount	307	285	904	785
Exploration and abandonment expense	10,958	2,278	16,144	3,651
Stock based compensation	875	177	2,608	442
Derivative related noncash activity	86,199	(3,266)	117,599	(17,444)
Loss on extinguishment of debt	—	25,437	—	25,437
Other expense	37	222	3,087	2,711
EBITDAX	163,803	139,852	444,871	493,194
Cash interest expense	(35,104)	(35,191)	(103,882)	(99,621)
Other (a)	910	715	(689)	(1,117)
Discretionary cash flow	129,609	105,376	340,300	392,456
Changes in operating assets and liabilities	(20,019)	14,863	(50,164)	26,048
Net cash provided by operating activities	$109,590	$120,239	$290,136	$418,504

(a) includes interest and other income net of current tax expense, other expense and operating portion of exploration and abandonment expenses.

HighPeak Energy, Inc.

Unaudited Reconciliation of Net Cash Provided by Operations and Free Cash Flow

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$109,590	$120,239	$290,136	$418,504
Add back net change in operating assets and liabilities	20,019	(14,863)	50,164	(26,048)
Operating cash flow before working capital changes	129,609	105,376	340,300	392,456
Additions to crude oil and natural gas properties	(71,197)	(88,238)	(257,569)	(394,395)
Free cash flow before changes in working capital	58,412	17,138	82,731	(1,939)
Changes in working capital associated with crude oil and natural gas property additions	(36,006)	(15,566)	(36,824)	(28,473)
Free cash flow	$22,406	$1,572	$45,907	$(30,412)

HighPeak Energy, Inc.

Unaudited Reconciliation of Net Income to Adjusted Net Income

(in thousands, except per share data)

	Three Months Ended September 30, 2026		Nine Months Ended September 30, 2026
	Amounts	Amounts per Diluted Share	Amounts	Amounts per Diluted Share
Net income	$(55,678)	$(0.44)	$(100,851)	$(0.80)
Loss on derivative instruments, net	107,525	0.86	211,126	1.68
Abandoned LHC, Dry Hole Costs & P&A Expense	10,715	0.09	15,369	0.12
Other expense	37	0.00	3,087	0.02
Stock based comp	875	0.01	2,608	0.02
Income tax adjustment for above items *	(25,022)	(0.20)	(48,760)	(0.39)
Adjusted net income	$38,452	$0.32	$82,579	$0.65

 * Assuming 21% effective tax rate

Investor Contact:

Ryan Hightower

Executive Vice President

817.850.9204

rhightower@highpeakenergy.com

Source: HighPeak Energy, Inc.